                                                                   EXHIBIT 10.1



                            ASSET PURCHASE AGREEMENT

                                    between

                    SOFTWORKS INTERNATIONAL CONSULTING, INC.

                                      and

                              ABLEST SERVICE CORP.


                               November 16, 1998



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                               TABLE OF CONTENTS


                                                                                                                          Page #
                                                                                                                          ------
ARTICLE 1 - SALE AND PURCHASE; LIABILITIES ASSUMED........................................................................  1

   1.1  ASSET PURCHASE
   1.2  ABLEST IT GROUP..................................................................................................   1
   1.3  CONSIDERATION FOR THE ASSETS.....................................................................................   1
        (a) Base Purchase Price..........................................................................................   1
        (b) Base Earnout.................................................................................................   1
        (c) Additional Earnout...........................................................................................   2
        (d) EBIT.........................................................................................................   2
        (e) Method and Timing of Payment.................................................................................   2
        (f) EBIT Reports.................................................................................................   2
   1.4  ASSUMPTION OF LIABILITIES........................................................................................   3
   1.5  ALLOCATION OF CONSIDERATION......................................................................................   3
   1.6  NONCOMPETE PAYMENTS..............................................................................................   3
   1.7  ACCOUNTS RECEIVABLE..............................................................................................   3
   1.8  CLOSING..........................................................................................................   3
   1.9  EFFECTIVE TIME...................................................................................................   3

ARTICLES II - REPRESENTATIONS AND WARRANTIES OF BUYER....................................................................   4

   2.1  CORPORATE ORGANIZATION...........................................................................................   4
   2.2  AUTHORIZATION....................................................................................................   4
   2.3  CONSENTS AND APPROVALS...........................................................................................   4
   2.4  NO CONFLICT......................................................................................................   4
   2.5  BROKERS AND FINDERS..............................................................................................   4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS..................................................   4

   3.1  CORPORATE ORGANIZATION...........................................................................................   4
   3.2  AUTHORIZATION....................................................................................................   5
   3.3  CONSENTS AND APPROVALS...........................................................................................   5
   3.4  SUBSIDIARIES.....................................................................................................   5
   3.5  CAPITALIZATION...................................................................................................   5
   3.6  AFFILIATES.......................................................................................................   5
   3.7  LITIGATION.......................................................................................................   5
   3.8  STOCK OWNERSHIP AND AUTHORITY....................................................................................   6
   3.9  NO CONFLICTS.....................................................................................................   6
   3.10 FINANCIAL STATEMENTS.............................................................................................   6
   3.11 ABSENCE OF CERTAIN CHANGES OR EVENTS.............................................................................   6
   3.12 TAXES............................................................................................................   7
   3.13 TITLE OF ASSETS..................................................................................................   7
   3.14 COMPLIANCE WITH LAWS; AUTHORIZATION..............................................................................   8
   3.15 EMPLOYEE BENEFITS PLANS..........................................................................................   8
   3.16 CONTRACTS........................................................................................................   8
   3.17 BOOKS OF ACCOUNT, RECORDS........................................................................................   8
   3.18 LABOR RELATIONS..................................................................................................   8
   3.19 INSURANCE FUNDS..................................................................................................   9
   3.20 ENVIRONMENTAL MATTERS............................................................................................   9
   3.21 BROKERS AND FINDERS..............................................................................................   9

ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS.........................................................................   9

   4.1  CONDITIONS TO OBLIGATIONS OF BUYER...............................................................................   9
        (a) Representations and Warranties...............................................................................   9
        (b) Performance of Agreement.....................................................................................   9
        (c) Consents.....................................................................................................   9

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                               TABLE OF CONTENTS

                                                                                                                       Page #
                                                                                                                       ------

           (d) No Adverse Change......................................................................................... 9
           (e) No Adverse Proceeding.....................................................................................10
           (f) Certificate...............................................................................................10
           (g) Employee Agreements and Restrictive Agreements............................................................10
           (h) Assignment and Assumption Agreement ......................................................................10
      4.2  CONDITIONS TO OBLIGATIONS OF SELLER AND SHAREHOLDERS..........................................................10
           (a) Representations and Warranties............................................................................10
           (b) Performance of Agreement..................................................................................10
           (c) Consents..................................................................................................10
           (d) No Adverse Proceedings....................................................................................10
           (e) Certificate...............................................................................................10
           (f) Purchaser Price...........................................................................................10
           (g) Employee Agreements and Restrictive Agreements............................................................11
           (h) Assignment and Assumption Agreement.......................................................................11

ARTICLE V - CLOSING......................................................................................................11

      5.1  DELIVERIES OF SELLERS AT CLOSING..............................................................................11
      5.2  DELIVERIES OF BUYER AT CLOSING................................................................................11

ARTICLE VI - INDEMNIFICATION.............................................................................................11

      6.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS........................................................11
      6.2  INDEMNIFICATION...............................................................................................12
      6.3  LIMITATIONS ON INDEMNIFICATION................................................................................12
      6.4  PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD-PARTY CLAIMS..............................................12
      6.5  PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO NON-THIRD-PARTY CLAIMS..........................................13

ARTICLE VIII - COVENANTS.................................................................................................13

      7.1  COVENANT NOT TO COMPETE.......................................................................................13
      7.2  COVENANT AGAINST HIRING.......................................................................................14
      7.3  DUE DILIGENCE ACCESS..........................................................................................14
      7.4  CONDUCT OF INTERIM OPERATIONS.................................................................................14
           (a) Affirmative Covenants.....................................................................................14
           (b) Negative Covenants........................................................................................15
      7.5  TAX COVENANTS.................................................................................................15
      7.6  CHANGES TO DISCLOSURE SCHEDULE................................................................................16
      7.7  LIABILITIES...................................................................................................16
      7.8  COOPERATION...................................................................................................16
      7.9  EMPLOYEE Matters..............................................................................................16
      7.10 EMPLOYEE BENEFITS.............................................................................................16
      7.11 VACATION PAY..................................................................................................17
      7.12 PRIOR SERVICE CREDITS, PRE-EXISTING CONDITION.................................................................17
      7.13 401(K) PLANS..................................................................................................17
      7.14 EMPLOYMENT TAXES..............................................................................................17

ARTICLE VIII - TERMINATION...............................................................................................17

      8.1  TERMINATION OF AGREEMENT......................................................................................17

ARTICLE IX - MISCELLANEOUS PROVISIONS....................................................................................18

      9.1  NO NEGOTIATIONS BY SELLER AND THE SHAREHOLDERS................................................................18
      9.2  NOTICE........................................................................................................18
      9.3  ENTIRE AGREEMENT..............................................................................................19
      9.4  BINDING EFFECT; ASSIGNMENT....................................................................................19
      9.5  NO THIRD-PARTY BENEFICIARIES..................................................................................19
      9.6  COUNTERPARTS..................................................................................................19
      9.7  EXPENSES......................................................................................................19
      9.8  WAIVER; CONSENT...............................................................................................19
      9.9  OTHER AND FURTHER COVENANTS...................................................................................20
      9.10 GOVERNING LAW.................................................................................................20
      9.11 PUBLIC ANNOUNCEMENTS..........................................................................................20

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
                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (this "Agreement") is made and entered into as of November 16, 1998, between SoftWorks International Consulting, Inc., a Colorado corporation ("Seller"), Kelly Wiberg, Douglas Pojar, Greg Mulroy and Terry Sanger, the sole shareholders of Seller (collectively, the "Shareholders"), on the one hand, and Ablest Service Corp., a Delaware corporation ("Buyer"), on the other.

     WHEREAS, Seller owns and operates a staffing services business concentrating in the computer and information technology areas and located in Englewood, Colorado (the "SoftWorks Business"), and desires to sell the Assets (as defined herein) unpon the terms and conditions hereinafter stated;

     WHEREAS, Buyer desires to purchase the Assets from Seller ("Asset Purchase") upon the terms and conditions hereinafter stated;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                     Sale and Purchase; Liabilities Assumed


     1.1 Asset Purchase. At the Closing (as defined herein), to be effective as of the Effective Time (as defined herein), Seller shall sell, convey, assign, transfer and deliver to Buyer, free and clear of all liens, charges, claims, security interests, and encumbrances of any kind except those disclosed in the disclosure schedule attached hereto (the "Disclosure Schedule") those assets, rights and interests, tangible or intangible, including those which are listed by category on the attached Exhibit A (the "Assets"), used or useful in the SoftWorks Business, and all books and records which relate to the Assets (except for books and records which Seller is required by law to retain in its possession, copies of which will be provided to Buyer); provided, however, that there shall be excluded from the Assets those assets listed on the attached Exhibit A-1. The parties hereto agree that the name "SoftWorks International Consulting" is included in the Assets. The Shareholders agree to cause Seller to be dissolved or to have its name changed by no later than December 31, 1998, prior to which Seller may use the name "SoftWorks International Consulting" only in connection with winding up its business.

     1.2 Ablest IT Group. The business of Seller as operated by Buyer following the Effective Time will be combined with the business of Buyer's information technology group ("Ablest IT Group") and will be operated under the name of that group.

     1.3     Consideration for the Assets.

             (a) Base Purchase Price. The consideration to be paid for the Assets at the Closing shall be Nine Hundered Thousand Dollars ($900,000) less the Noncompete Payments of $100,000 set out in Section 1.6 hereof for a price of $800,000 for such Assets (the "Base Purchase Price").

             (b)    Base Earnout.

                    (i) As additional consideration for the Assets, Buyer shall pay to Seller (and after Seller's dissolution pro rata to the Shareholders) up to an aggregate of Eight Hundred Thousand Dollars ($800,000) (the "Base Earnout Purchase Price"). If earned as provided herein, the Base Earnout Purchase Price shall be paid in two consecutive payments (each a "Base Earnout Payment"), one with


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respect to each of calendar years 1998 and 1999 (each a "Calendar Year"), each as calculated as provided herein.

               (ii) Base Earnout Payment of $300,000 will be paid with respect to the 1998 Calendar Year if the 1998 EBIT Earnout Base is reached or exceeded. The EBIT Earnout Base for the 1998 Calendar Year is $247,143. A Base Earnout Payment of $500,000 will be paid with respect to the 1999 Calendar Year if the 1999 EBIT Earnout Base is reached or exceeded. The EBIT Earnout Base for the 1999 Calendar Year is $300,125 (the "1999 EBIT Earnout Base"). If the EBIT Earnout Base for a Calendar Year is not reached, a Base Earnout Payment ("BEP") for such year will be paid, if at all, based upon the following schedule:

                    (A) Achieve 95% but less than 100% of EBIT Earnout Base, receive 90% of BEP.

                    (B) Achieve 90% but less than 95% of EBIT Earnout Base, receive 85% of BEP.

                    (C) Achieve 85% but less than 90% of EBIT Earnout Base, receive 80% of BEP.

                    (D) Achieve less than 85% of EBIT Earnout Base, receive no BEP.

          (c) Additional Earnout. With respect to the 1999 Calendar Year only, additional consideration for the Assets will be paid to Seller (and after Seller's dissolution pro rata to the Shareholders) according to the following schedule ("Additional Earnout") if the 1999 EBIT Earnout Base is exceeded:

Amount of Actual EBIT Over 1999 EBIT Earnout Base      Payment of Additional Earnout
-------------------------------------------------      -----------------------------
$1-50,000                                              10% of overage
$500,001 - 100,000                                     15% of overage
$100,001 or more                                       20% of overage

          (d) EBIT. For purposes of this Section 1.3, EBIT shall mean earnings before interest and taxes of the SoftWorks Business calculated in accordance with generally accepted accounting principles applied in a manner consistent with the application thereof (as illustrated in Appendix 1.3(d) hereto) to the operations of the SoftWorks Business prior to the Effective Time.

          (e) Method and Timing of Payment. All amounts paid to Seller under this Section 1.3 (the "Consideration") shall be paid by Buyer by certified or bank cashier's check payable to the order of, or by wire transfer of same-day funds pursuant to instructions of, Seller. Each Base Earnout Payment, and each Additional Earnout Payment, if any, will be paid on March 1 of the year following the Fiscal Year with respect to which such payment is earned.

          (f) EBIT Reports. Buyer shall provide Shareholders with EBIT statements on a monthly basis and access at reasonable times to Buyer's officers to discuss the calculation of EBIT.


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     1.4  Assumption of Liabilities.

          (a) In connection with the acquisition by Buyer of the Assets as of the Effective Time, Buyer shall assume only those liabilities that first arise after the Effective Time under the contracts of Seller that are expressly identified on the attached Exhibit B (the "Assumed Contracts"). Buyer does not hereby, and will not at any time be required to, assume, pay, perform or discharge any other obligations, claims, liabilities, costs or expenses of Seller, including without limitation any of the following: (i) any liability in respect of separation or severance pay to any person employed by Seller; (ii) any liability under any plan, fund, program, policy or arrangement under which any persons are provided or promised pensions, retirement income, deferred compensation or profit-sharing; (iii) any liability under any plan, fund, program or arrangement under which any persons are provided or promised bonuses, incentive pay, severance pay, vacations or vacation pay, sick pay, salary continuation, medical, vision, or dental insurance or benefits, savings benefits, stock options, life insurance or death benefits, travel or accident benefits or unemployment benefits or disability benefits; (iv) any liability for workers compensation or for occupational health and safety or environmental matters; (v) any liability of Seller (including without limitation any liability or potential liability with respect to any consolidated return filed or to be filed by any person) for federal, state or local income or other taxes or penalties or interest thereon; (vi) any pending or threatened litigation against Seller or any affiliate of Seller; (vii) any intercompany loans, advances or other obligations owed by Seller to any affiliate of Seller; and
(viii) liability of any kind, direct or indirect, fixed or contingent, arising out of, resulting from or relating to actions taken or omitted to be taken by Seller prior to, at or after the Effective Time.

          (b) Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any Assumed Contract shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign is such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Seller and the Shareholders shall use their best efforts to obtain the consent of such other party to an assignment to Buyer. If such consent is not obtained and is waived by Buyer prior to the Closing, Seller and the Shareholders shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such contract as of and from and after the Effective Time.

     1.5 Allocation of Consideration. The parties agree on the written allocation of the Consideration among the Assets attached hereto as Exhibit C. The parties agree to file all federal, state and local tax returns in accordance with such allocation.

     1.6 Noncompete Payments. As consideration for the Shareholders' covenants not to compete set forth in Section 7.1 of this Agreement, Buyer shall pay at the Closing an aggregate of $100,000 to the Shareholders (collectively, the "Noncompete Payment").

     1.7 Accounts Receivable. Seller shall retain its accounts receivable and Buyer shall have no obligation to collect them for Seller.

     1.8 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, on November 17, 1998, at the Seller's principal office, or on such other date or at such other place as the parties may agree. The date and time of the Closing are sometimes referred to herein as the "Closing Date".

     1.9 Effective Time. The "Effective Time" shall mean 12:01 a.m., Colorado local time, on Monday, November 16, 1998. The transfer of the Assets to Buyer and the assumption by Buyer of


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liabilities under the Assumed Contracts as set forth in Section 1.4 hereof shall be effective from and after the Effective Time. From the Effective Time through the Closing the Software Business shall be operated for the benefit of Buyer, all sales shall be for Buyer's account, and after the Closing Buyer shall be responsible for all account payables and other operating liabilities that first arose from and after the Effective Time.

                                   ARTICLE II
                    Representations and Warranties of Buyer

     Buyer hereby represents and warrants to Seller and Shareholders that:

     2.1 CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to enter into this Agreement, perform its obligations hereunder and consummate the Asset Purchase.

     2.2 AUTHORIZATION. All necessary and appropriate corporate action has been taken by Buyer with respect to the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement constitutes a valid and binding obligation of Buyer enforceable against it in accordance with its terms.

     2.3 CONSENTS AND APPROVALS. To the best of Buyer's knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or agency is required in connection with the execution and delivery of this Agreement by Buyer or its performance of the terms hereof or for the validity or enforceability thereof.

     2.4 NO CONFLICT. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the Asset Purchase will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or ByLaws of Buyer, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or cause a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Buyer, under any agreement, indenture, or instrument, binding on Buyer or its properties or assets, or (iii) violate any judgment, order, decree, stipulation, injunction or charge of any court, administrative agency or commission or other governmental authority or instrumentality by which Buyer is bound.

     2.5 BROKERS AND FINDERS. Except for employing International Business Consultants Inc. ("IBC"), Buyer has not employed any broker or finder or incurred any liability for brokerage fees in connection with the Asset Purchase. Buyer will be responsible for the fee owed to IBC.


                                  ARTICLE III
           Representations and Warranties of Seller and Shareholders

     Seller and the Shareholders jointly and severally represent and warrant to Buyer that:

     3.1 CORPORATE ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Seller has all requisite power and authority and, except as set forth on the Disclosure Schedule, all governmental licenses, authorizations, consents and approvals necessary to own, lease and operate its respective properties and conduct its respective businesses as

                                      A7
presently or as currently proposed to be conducted. Seller is not qualified to do business as a foreign corporation in any jurisdiction, and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign corporation in any jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect on Seller. "Material Adverse Effect" as used in this Agreement means, with respect to any event, act, condition or occurrence, a material adverse effect upon any of (i) with respect to Seller, the properties, assets, liabilities, business, results of operations, prospects or condition (financial or otherwise) of Seller, and (ii) with respect to Seller, the Shareholders or Buyer, the ability of either Seller, the Shareholders or Buyer, as the case may be, to consummate the Asset Purchase or to perform their obligations set forth herein.

     3.2 AUTHORIZATION. Seller has the power and authority, and Shareholders have the capacity and legal right, to execute, deliver and perform this Agreement and to consummate the Asset Purchase. This Agreement has been executed and delivered by the Seller and Shareholders and constitutes the valid and binding obligation of each of them. Seller's Board of Directors and the Shareholders have approved the execution, delivery and performance of this Agreement by Seller.

     3.3 CONSENTS AND APPROVALS. Except as set forth in the Disclosure Schedule, no consent, approval, order or authorization of, or declaration or filing with, any governmental or regulatory authority or agency is required in connection with the execution and delivery of this Agreement by Seller and such Shareholder or its and his performance of the terms hereof or for the validity or enforceability thereof as to it and him.

     3.4 SUBSIDIARIES. Seller has no subsidiaries and holds no direct or indirect beneficial interest in any corporation, partnership, joint venture, limited liability company, or other entity or enterprise.

     3.5 CAPITALIZATION. The authorized capital stock of Seller consists of 500,000 shares of common stock (the "Stock"), of which 100,000 shares are issued and outstanding. All outstanding shares of the Stock are validly authorized, issued, fully paid and nonassessable. There are no outstanding subscriptions, options (including employee stock options), warrants, puts, calls, agreements, understandings, or other commitments or rights of any type to which Seller or either Shareholder is a party, or by which any such party is bound, relating to the issuance, sale or transfer by Seller or either Shareholder of any securities of Seller. There are no outstanding securities which are convertible into or exchangeable for any shares of capital stock of Seller. Seller has no obligation of any kind to issue any additional securities or to repurchase, redeem or otherwise acquire any shares of the Stock.

     3.6 AFFILIATES. Neither Seller nor any of the Shareholders has any direct or indirect interest in any corporation, partnership, limited liability company, or any other entity which is involved in any way with, competes with, or conducts any business similar to any business conducted by Seller or Buyer. No director, officer, or employee of Seller has any material financial interest, direct or indirect, in any customer or any other business which has significant transactions with, Seller.

     3.7 LITIGATION. Except as set forth in the Disclosure Schedule, there is no claim, litigation, arbitration, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the best knowledge of Seller and Shareholders, threatened, against Seller or Seller's assets or business, at law or in equity, before any federal, state or local court, regulatory agency, or governmental authority. Except as set forth on the Disclosure Schedule, neither Seller nor any Shareholder is a party to or subject to the provisions of any order, writ, injunction or judgment which may have a Material Adverse Effect on Seller or such Shareholder.

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
     3.5 Stock Ownership and Authority. The Shareholders own beneficially and of record all of the Stock, free and clear of all liens, charges, claims, restrictions on transfer, security interests, pledges, voting trusts and encumbrances of any kind.

     3.9 No Conflicts. Except as set forth on the Disclosure Schedule, neither the execution, delivery or performance of this Agreement by Seller and the Shareholders nor the consummation by Seller and the Shareholders of the Asset Purchase will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or the ByLaws of Seller, (ii) violate, conflict with or result in the breach of any term, condition or provision under any law or regulation applicable to Seller or the Shareholders or any of Seller's assets,
(iii) except for third-party consents to assignment required under the Assumed Contracts, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise) to terminate, accelerate or cause a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Seller under, any agreement, indenture, or instrument, binding on Seller or the Shareholders or upon any of their respective properties or assets, or (iv) violate any judgment, order, decree, stipulation, injunction or charge of any court, administrative agency or commission or other governmental or regulatory authority or instrumentality by which Seller or any Shareholder is bound.

     3.10 Financial Statements. The unaudited financial statements (consisting of a balance sheet, an income statement and a cash flow statement prepared on an accrual basis) of Seller for the years ended December 31, 1996 and 1997, and for the seven month period ended July 31, 1998, are accurate in all material respects, and have been delivered to Buyer and are attached to the Disclosure Schedule (the "Financial Statements").

     3.11 Absence of Certain Changes or Events. Except as set forth on the Disclosure Schedule, since December 31, 1997, there has not been:

          (a) Any event or change relating to the SoftWorks Business that has had or would be reasonably likely to have a Material Adverse Effect on Seller;

          (b) Any increase in amounts payable by Seller to or for the benefit of, or committed to be paid by Seller to or for the benefit of, any Shareholder, director, officer, consultant, agent or employee, or in any benefits granted under any benefit plan, payment or arrangement made to, for the benefit of, or with any of the foregoing;

          (c) Any transaction entered into or carried out by Seller other than in the ordinary and usual course of its business;

          (d) Any material change made by Seller in the methods of doing business or any change in the accounting principals or practices of Seller or the method of application of such principals or practices;

          (e) Any borrowing or agreement to borrow funds; any incurring of any other obligation or liability, contingent or otherwise, except current liabilities incurred in the usual and ordinary course of business; or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other individual, firm, corporation or other entity by Seller;

          (f) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the Assets; any purchase of or any


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
agreement to purchase capital assets for an amount in excess of $5,000 for any one such purchase made by Seller or in excess of $25,000 in the aggregate for all such purchases made by Seller; or any lease or any agreement to lease, as lessee, any capital assets made by Seller;

          (g) Any loan or advance made by Seller to any individual, firm, corporation or other entity except for advances not material in amount made in the usual and ordinary course of business to employees; or

          (h) Any modification, waiver, change, amendment, rescission or termination of any contract, agreement, or other instrument to which Seller is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business.

     3.12 Taxes.

          (a) For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts; (ii) "Pre-Effective Tax Period" shall mean all taxable periods ending before or including the Effective Time; and (iii) "Returns" means returns, reports or forms, including information returns.

          (b) (i) Seller and the Shareholders have filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by such party by the Internal Revenue Code of 1986, as amended, (the "Code") or by applicable state, local or foreign Tax law, and each such Return is complete and accurate, (ii) all Taxes of Seller and Shareholders required to be paid with respect to such Returns have been duly and timely paid and (iii) no Tax liens have been filed and no claims are being asserted in a writing received by Seller or shareholders with respect to any Taxes.

          (c) Seller has made and the Shareholders have consented to a valid election, which election has not been revoked or terminated or otherwise become ineffective, under Section 1362(a) of the Code to be taxed as an "S corporation" under Sections 1361 through 1379 of the Code. Seller has made and the Shareholders have consented to valid elections, which elections have not been revoked or terminated or otherwise become ineffective, to be taxed in a comparable fashion under Colorado Tax law. Except as set forth in the Disclosure Schedule, Seller has not been, nor will it be, subject to any federal corporate income taxes imposed under Chapter 1 of the Code or any state, local or income or franchise Taxes in Colorado for any period for which it elected to be taxed as an "S corporation". the Shareholders are residents of Colorado and are taxable in Colorado on Seller's income.

          (d) Seller has not been a member of any affiliated, consolidated, combined, unitary or aggregate group for purposes of filing Tax Returns or paying Taxes, and Seller has no liability under Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign Tax law for the Taxes of any member (other than such party) of such a group.

          (e) Seller has withheld all appropriate Taxes with respect to its employees, independent contractors, and other persons providing services to it.

     3.13 Title to Assets. Except as set forth on the Disclosure Schedule, Seller has good and marketable title to all furniture, fixtures, equipment, and machinery (the "Fixed Assets") and good title to all other Assets, in all cases free and clear of all liens, charges, security interests or other encumbrances of any nature whatsoever. Except as set forth in the Disclosure Schedule, all of the Fixed Assets are in good operating condition and repair, ordinary wear and tear excepted, and are usable in the regular and ordinary course of business.


                                      A10

     3.14 Compliance with Laws; Authorization. Except as set forth on the Disclosure Schedule, Seller is in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any federal or state court or governmental authority applicable to Seller, its business or its properties (collectively, the "Applicable Laws"). Except as set forth on the Disclosure Schedule, Seller is not under investigation with respect to, nor has it been charged with or given notice of any violation of, any of the Applicable Laws. Seller has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted.

     3.15 Employee Benefits Plans. Except as set forth in the Disclosure
Schedule:

          (a) Seller has never directly or indirectly maintained or contributed to, nor is Seller directly or indirectly maintaining or contributing, for the benefit of the current and/or former employees of Seller, any employee benefit plan, including, without limitation, any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employment or severance contract, any stock option plan or any plan of deferred compensation (individually, a "Plan" and collectively the "Plans"). Seller does not have any commitment, whether formal or informal, to create any such plans.

          (b) Seller does not directly or indirectly maintain or contribute to (or have an obligation to contribute to) any plan, fund or program which provides medical, health, hospitalization, life, disability or other insurance, vacation, deferred compensation, pension, bonus, stock options, stock purchase rights, or other employee benefits with respect to present or former employees or Seller.

          (c) The consummation of the Asset Purchase will not entitle any current or former employee of Seller to severance pay, unemployment compensation or any other payment.

     3.16 Contracts. Seller has provided to Buyer all contracts, agreements, and instruments to which Seller is a party, including all amendments and supplements thereto, which relate to the business operations, assets, properties or condition (financial or otherwise) of Seller (the "Contract"). Each Contract is legally valid and binding against Seller, in full force and effect and enforceable against Seller in accordance with its terms, and there is no existing default by Seller or any other party thereunder.

     3.17 Books of Account; Records. Sellers general ledgers, stock record books, minute books and other corporate records relating to the assets, properties, Contracts and outstanding legal obligations of Seller are true, correct and complete.

     3.18 Labor Relations.

         (a) There is no collective bargaining agreement to which Seller is a party, collective bargaining agreement currently being negotiated by Seller, union or collective bargaining unit representing any of Seller's employees, or organization seeking to compel Seller to bargain with any labor union as to wages or conditions of employment.

         (b) Seller has complied with all applicable laws, rules and regulations relating to the employment of labor or the termination thereof, including those related to wages, salary withholdings, employee health and safety, bonus, vacation pay and severance pay, working hours, and benefits for employees and former employees, and the payment of withholding of taxes and other sums as required by appropriate governmental authorities, or is holding for payment not yet due to such authorities all amounts

                                      A11
required to be withheld from such employees and former employees of Seller and is not liable to any person or entity (including any governmental entity) for any arrears of wages, commissions and benefits for employees, taxes, penalties or other sums for failure to comply with any of the foregoing, other than amounts not yet due and payable in the ordinary course or business.

          (c) Except as set forth in the Disclosure Schedule, Seller is not a party to any employment contract or agreement with respect to any of its employees, nor has Seller in any other manner limited its right to terminate the employment relationship with any of its employees.

          (d) No employee of Seller is currently on sick leave, short or long term disability or leave of absence.

     3.19 Insurance Funds. Except as set forth on the Disclosure Schedule:

          (a) Seller maintains an insurance policy in full force and effect with the Colorado State Insurance Fund covering all its employees; and Seller has paid all premiums on said policy and has no outstanding debts with respect thereto; and

          (b) No work-related accident has occurred for which Seller may be classified as an uninsured employer.

     3.20 Environmental Matters. Seller is and has been in compliance in the conduct of its business with all applicable environmental laws and regulations or any order, decree, judgment, or injunction issued, entered, promulgated or approved thereunder.

     3.21 Brokers and Finders. Neither Seller nor the Shareholders have employed any broker or finder or incurred any liability for brokerage fees, commissions or finders' fees in connection with the Asset Purchase.

                                   ARTICLE IV
                      Conditions Precedent to Obligations

     4.1 Conditions to Obligations of Buyers. Each and every obligation of Buyer to be performed under this Agreement shall be subject to the satisfaction by Seller and the Shareholders at or prior to the Closing Date of each of the following conditions (unless waived in writer by Buyer):

          (a) Representations and Warranties. The representations and warranties set forth in Article III of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as though such representations and warranties were made as of the Closing Date.

          (b) Performance of Agreement. Seller and Shareholders shall have fully performed and complied with the covenants, conditions and other obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing Date.

          (c) Consents. All applicable third-party approvals or consents, including consents and approvals under the Assumed Contracts, shall have been received or satisfied.

          (d) No Adverse Change. There shall not have been any Material Adverse Effect with respect to Seller or its business since the date of this Agreement.

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
          (e) No Adverse Proceeding. There shall not be pending or threatened any claim, action, litigation or proceeding (judicial or administrative) or governmental investigation against Buyer, Seller or the Shareholders for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation of the Asset Purchase is illegal.

          (f) Certificate. Seller shall have delivered to Buyer at the Closing a certificate signed on its behalf by one of its officers, dated the date of Closing, to the effect that the conditions set forth in subsections (a) through
(e) of this Section 4.1 have been satisfied to the best knowledge of such officer.

          (g) Employee Agreements and Restrictive Agreements. At the Closing, each of Kelly Wiberg, Douglas Pojar and Greg Mulroy (the "Prospective Employees") will execute and delivery to Buyer an employment agreement (the "Employment Agreement") and a restrictive agreement (the "Restrictive Agreement") substantially in the form of Exhibits D1, D2, and D3 and E1, E2 and E3, respectively, attached hereto.

          (h) Assignment and Assumption Agreement. At the Closing, Buyer and Seller shall execute and deliver the Assignment and Assumption Agreement in the form attached hereto as Exhibit F (the "Assignment and Assumption Agreement").

     4.2 Conditions to Obligations of Seller and Shareholders. Each and every obligation of Seller and the Shareholders to be performed under this Agreement shall be subject to the satisfaction by Buyer at or prior to the Closing Date of the following conditions (unless waived in writing by Seller and the Shareholders):

          (a) Representations and Warranties. The representations and warranties of Buyer set forth in Article II of this Agreement shall have been true and correct when made, and shall be true and correct at and as of the Closing Date as though such representations and warranties were made as of the Closing Date.

          (b) Performance of Agreement. Buyer shall have fully performed and complied with the covenants, conditions and other obligations under this Agreement which are to be performed or complied with by it at or prior to the Closing Date.

          (c) Consents. All applicable third-party approvals or consents shall have been received or satisfied.

          (d) No Adverse Proceedings. There shall not be pending or threatened any claim, action, litigation or proceeding (judicial or administrative) or governmental investigation against Buyer, Seller or the Shareholders for the purpose of enjoining or preventing the consummation of the Asset Purchase, or otherwise claiming that this Agreement or the consummation of the Asset Purchase is illegal.

          (e) Certificate. Buyer shall have delivered to Seller at the Closing a certificate signed on its behalf by one of its officers, dated the date of the Closing Date, to the effect that the conditions set forth in subsections (a) through (d) of this Section 4.2 have been satisfied to the best knowledge of such officer.

          (f) Purchase Price. Buyer shall have paid the Base Purchase Price and the Noncompete Payments at the Closing.

                                      A13

          (g) Employee Agreements and Restrictive Agreements. At the Closing, Buyer will execute and deliver to the Prospective Employees the Employment Agreements and the Restrictive Agreements.

          (h) Assignment and Assumption Agreement. At the Closing, Buyer and Seller shall execute and deliver the Assignment and Assumption Agreement.

                                   ARTICLE V
                                    Closing

     5.1 Deliveries of Seller at Closing. At the Closing, Seller and the Shareholders will deliver or cause to be delivered to Buyer the following at Seller's expense:

          (a)  The certificate referred to in Section 4.1(f) of this Agreement.

          (b) A certificate from the Secretary of State evidencing the good standing of Seller in Colorado.

          (c) Certified copies of minutes reflecting the authorization by the Board of Directors of Seller and by the Shareholders of the execution, delivery and performance of this Agreement and consummation of the Asset Purchase.

          (d)  The Restrictive Agreements and the Employment Agreements.

          (e)  The Assignment and Assumption Agreement.

          (f)  A Bill of Sale in form satisfactory to Buyer.

     5.2 Deliveries of Buyer at Closing. At the Closing, Buyer will deliver or cause to be delivered to Seller the following:

          (a)  The Base Purchase Price and the Noncompete Payments;

          (b)  The Certificate referred to in Section 4.2(e) of this Agreement;

          (c) Certified copies of resolutions adopted by the Board of Directors of Buyer (or Executive Committee thereof) authorizing the execution, delivery and performance of this Agreement and consummation of the Asset Purchase.

          (d)  The Restrictive Agreements and the Employment Agreements.

          (e)  The Assignment and Assumption Agreement.

                                   ARTICLE VI
                                Indemnification

     6.1 Survival of Representations, Warranties and Agreements. Subject to the limitations set forth in Section 6.3 of this Agreement, all representations, warranties and covenants of the parties contained herein shall survive execution and delivery of this Agreement.

                                      A14

      6.2  Indemnification.

          (a) Subject to the limitations set forth in Section 6.3 of this Agreement, Seller and the Shareholders hereby covenant and agree jointly and severally to indemnify and hold harmless Buyer, from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorney's fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed on or incurred or suffered by Buyer directly or indirectly, as a result of or arising from (i) any breach of any of the representations, warranties or covenants made by Seller and the Shareholders,
(ii) any liability of Seller not specifically assumed by Buyer hereunder, (iii) any Federal income Taxes attributable to Seller, any state, local or foreign income or franchise Taxes attributable to Seller, or any sales, use or similar Taxes for any Pre-Effective Tax Period, and (iv) Seller's operation of the business prior to the Effective Time (collectively, "Buyer's Indemnifiable Claims").

          (b) Buyer hereby covenants and agrees to indemnify and hold harmless Seller and the Shareholders, as the case may be, from and against any and all Damages asserted against, resulting to, imposed on or incurred or suffered by Seller or the shareholders, directly or indirectly, as a result of or arising from (i) any breach of any of the representations, warranties or covenants made by Buyer in this Agreement, (ii) any liability specifically assumed by Buyer hereunder and (iii) Buyer's operation of the business after the Effective Time (other than Damages arising from or as a result of either Shareholder's gross negligence or willful misconduct) (collectively, "Seller's Indemnifiable Claims").

          (c) Buyer's Indemnifiable Claims and Seller's Indemnifiable Claims are collectively referred to hereinafter as "Indemnifiable Claims."

     6.3 Limitations on Indemnification. Rights to indemnification hereunder are subject to the following limitations:

          (a) The obligation of indemnity provided herein with respect to the representations and warranties set forth in Section 3.12 shall terminate on the expiration of the periods of limitations applicable to assessment and collection of federal, state, local and foreign taxes, taking into account any extensions of such periods of limitations approved by Seller prior to the date hereof.

          (b) The obligations of indemnity provided herein with respect to the presentations and warranties set forth in Articles II and III (except Section
3.12 of this Agreement) shall terminate on the second anniversary of the Closing Date.

          (c) The foregoing provisions of this Section notwithstanding, if, prior to the termination of any obligation to indemnify as provided for herein, written notice of a claimed breach is given by Buyer, Seller or the Shareholders, or a suit or action based upon a claimed breach is commenced against any party, no party shall be precluded from pursuing such claimed breach or suit or action, or from recovering from the other party hereunder (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

     6.4  Procedure for Indemnification with Respect to Third-Party Claim

                                      A15

          (a) If a party (the "Indemnitee") determines to seek indemnification under this Article with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it shall give notice to the other party (the "Indemnifying Party") within 30 days of the Indemnitee's becoming aware of any such Indemnifiable Claim; and the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnitee. In case any such liability is asserted against the Indemnitee, and the Indemnitee notifies the Indemnifying Party thereof, the Indemnifying Party will be entitled, if it so elects by written notice delivered to the Indemnitee within 30 days after receiving the Indemnitee's notice, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee at all times during the defense of such liability. Notwithstanding the foregoing, (i) the Indemnitee shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee (so long as the Indemnifying Party continues to defend such matter); (ii) the Indemnitee shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing; and (iii) the rights of the Indemnitee to be indemnified hereunder in respect of Indemnifiable Claims shall be deemed forfeited by its failure to give notice pursuant to the foregoing only to the extent that the Indemnifying Party is materially prejudiced by such failure to give notice. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the parties hereto shall make reasonably available to each other all relevant information in their possession material to any such assertion. The Indemnifying Party may not compromise or settle an Indemnifiable Claim without the written consent of the Indemnitee.

          (b) In the event that the Indemnifying Party, within 30 days after receipt of the aforesaid notice of an Indemnifiable Claim, fails to assume the defense of the Indemnitee against such Indemnified Claim, the Indemnitee shall have the right to undertake the defense and to compromise or settle such action on behalf of and for the account and risk of the Indemnifying Party.

     6.5 Procedure for Indemnification with Respect to Non-Third-Party Claims. If the Indemnitee asserts the existence of an Indemnifiable Claim giving rise to Damages (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party specifying the nature and amount of the claim asserted. If the Indemnifying Party, within 30 days after the mailing of notice by the Indemnitee, shall not give written notice to the Indemnitee announcing its intent to contest such assertion of the Indemnitee, such assertion by the Indemnitee shall be deemed accepted and agreed to by the Indemnifying Party.

                                  ARTICLE VII
                                   Covenants

     7.1 Covenant Not to Compete. (a) In consideration of the Noncompete Payments, each Shareholder covenants and agrees that, for a period of five years following the date hereof, except on behalf of Buyer, he or she, as the case may be, shall not engage, directly or indirectly, whether on his or her own account or as a shareholder, partner, joint venturer, agent or employee of any person, firm, corporation (including Seller), partnership, limited liability company, or other entity, or otherwise, directly or indirectly, in any or all of the following activities:

               (i) Enter into or engage in the technical staffing business (a "Competing Business") in the Denver, Colorado metropolitan statistical area (the "Territory") as an officer, sales person, employee, marketing agent, consultant, supervisor or otherwise; or

               (ii) Solicit customers or business patronage for any Competing Business; or


                                      A16

               (iii) Promote or assist, financially or otherwise, any person, firm, association, corporation, partnership, limited liability company or other entity engaged in any Competing Business in the Territory; provided, however, that the foregoing covenant shall not be deemed to have been violated by the ownership of shares of any class of capital stock of any corporation so long as the aggregate beneficial or record holdings of the Shareholders collectively represent less than five percent (5%) of the outstanding shares of all classes of capital stock of such corporation.

          (b) Injunctive Relief. If a Shareholder breaches the covenant provided herein, or if Buyer shall have reason to believe that a Shareholder intends to, or is attempting to, breach this covenant, then in any such event Buyer shall be entitled to seek an injunction in any court having jurisdiction to enforce this covenant, and shall be entitled to recover from such Shareholder any and all damages resulting, directly or indirectly, from said breach.

          (c) Reformation. If the time or area of limitations, or both, contained in this covenant are held by any court of competent jurisdiction to be unreasonable or otherwise unenforceable, such covenant shall nevertheless be enforceable for such lesser time or area, or both, as the court shall find reasonable. Shareholders acknowledge having consulted as to such covenant with counsel, fully understand the content of the same and agree, in view of the relevant facts, that the limitations contained herein are reasonable.

     7.2 Covenant Against Hiring. Seller and the Shareholders understand that in Buyer's view it is essential to the successful operation of a technical staffing business in the Territory that Buyer retain substantially unimpaired Seller's current operating organization. Seller and the Shareholders covenant and agree that neither of them, nor any affiliate of either of them, without the prior written consent of Buyer, shall take any action which would induce any employee, independent contractor or representative of Seller prior to the Effective Time not to become or continue as an employee, independent contractor or representative of Buyer.

     7.3 Due Diligence Access. From the date of this Agreement until the Closing, to enable Buyer to conduct due diligence, and following the Closing to the extent needed by Buyer and its accountants to conduct and complete a financial audit of Seller and its operations, Seller and the Shareholders shall make or cause to be made available to Buyer; (i) members of management of Seller for personal interviews; (ii) the Assets for inspection; and (iii) all books of account, contracts, agreements, commitments, authorizations, insurance policies, records and documents of every character relating to Seller's business for examination. Accordingly, Seller and Shareholders shall permit Buyer and its representatives, attorneys, accountants and agents to have access to the same at all reasonable times and places.

     7.4  Conduct of Interim Operations. From the date hereof to the Closing
Date:

     (a)  Affirmative Covenants. Seller shall do the following:

          (i) Operations. Conduct its business as presently conducted in the usual, regular, and ordinary course and scope, and do all things in the ordinary course of business, consistent with past practice, necessary to preserve, renew, and keep in full force and effect all rights and franchises that are necessary to continue its business.

          (ii) Corporate Existence. Maintain its corporate existence, good standing, and qualification to transact business in the State of Colorado.


                                      A17

     (iii) Compliance with Applicable Laws. Substantially comply with all Applicable Laws and timely pay all amounts that, if unpaid, would have a Material Adverse Effect on the Seller's business affairs or prospects.

     (iv)      Insurance. Maintain adequate insurance.

     (v) Litigation. Advise Buyer immediately of any lawsuit threatened or filed against Seller or either Shareholder.

     (vi) Payment of Debt. Duly and punctually pay all of Seller's indebtedness in accordance with the terms and conditions of such indebtedness as and when due.

     (vii) Material Loss. Immediately notify Buyer or any event causing or that may reasonably be expected to cause a material loss to Seller with respect to the Assets or result in a material decline in value of the Assets or the Seller's business or prospects.

     (viii) Preservation of Business. Employ best efforts to preserve Seller's business intact, to keep available the present employees, consultants and contract programmers of Seller, and to maintain good relations with suppliers and customers and others having business relations with Seller.

          (b)     Negative Covenants. Seller shall not do any of the following:

     (i) New Encumbrances. Create, incur, assume, or suffer to exist any new encumbrance (including, but not limited to, charges on property purchased under conditional sales or other title retention agreements) on any of the Assets other than in the ordinary course and scope of Seller's business.

     (ii) Disposition of Assets. Sell, dispose of, mortgage, pledge, grant a security interest in or otherwise dispose of or encumber any Asset or interests therein other than in the ordinary course and scope of Seller's business.

     (iii) Contracts. Enter into any contracts or agreements, or amend, modify, or terminate any contracts or agreements, except in the ordinary course and scope of Seller's business;

     (iv) Compensation. Except for wage increases required by law or governmental regulations, increase the compensation or benefits payable or to become payable to any employee.

     7.5     Tax Covenants.

          (a) Seller, the Shareholders and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Returns relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

          (b) All transfer, documentary stamp, sales, use, registration and other such Taxes and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Seller; and Buyer shall cooperate in timely making all filings as may be required to comply with the provisions of such Tax laws.


                                      A18

          (c) Any personal property or similar taxes with respect to the Assets attributable to the Pre-Effective Tax Period shall be borne by Seller.

     7.6 Changes to Disclosure Schedule. Between the date of this Agreement and the Closing Date, Seller and the Shareholders shall promptly inform Buyer of events, circumstances, or other developments that occur between such dates that would have been described in the Disclosure Schedule had such events, circumstances or other developments occurred on or prior to the date of this Agreement. Having so informed Buyer, Seller and the Shareholders shall provide Buyer with such further information regarding such event, circumstance or development as Buyer reasonably requests. Within three businesses days of Buyer's receipt of such additional information, Buyer shall notify Seller and the Shareholders that: (i) Seller and the Shareholders may amend the Disclosure Schedule to describe such event, circumstance or other development, without liability to Seller or the Shareholders; or (ii) Buyer intends to terminate this Agreement pursuant to Section 8.1(b).

     7.7 Liabilities. Seller shall pay all of its liabilities as they become due, whether due prior to, at or after the Effective Time (other than liabilities expressly assumed hereunder by Buyer). All liabilities of Seller (other than those expressly assumed hereunder by Buyer) shall have been paid or otherwise settled to the satisfaction of Buyer at and as of the Effective Time.

     7.8 Cooperation. Neither party hereto shall take any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article IV not being satisfied or that would materially impaired the ability of the parties to consummate the transactions contemplated herein in accordance with the terms hereof or materially delay such consummation. Each party shall promptly advise the other orally and in writing of any change in, or event with respect to, its business or operations having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect.

     7.9 Employee Matters. On the Closing Date, Buyer will offer employment as of the Effective Time to all employees of Seller (the "Employees") actively employed as such at the time of the Closing. All such Employees who accept Buyer's offer of employment are referred to hereinafter as "Transferred Employees." All such Employees who decline employment with Buyer are referred to hereinafter as "Non-Transferred Employees." Nothing in this Agreement shall, or shall be construed to, obligate Buyer to continue the employment of any to the Transferred Employees, all of whom shall be employees-at-will, after the Closing Date.

     7.10    Employee Benefits.

          (a) Except as expressly provided in this Section 7.10, at the time of the Closing Buyer shall provide or make available to Transferred Employees employee benefits which are substantially equivalent to those provided to similarly situated employees of Buyer.

          (b) Except as expressly provided in this Section 7.10, Seller shall remain liable for and continue to pay all medical, dental, vision and life insurance plan expenses and benefits, if any, for each Employee (including the Transferred Employees and, where applicable, covered dependents) with respect to claims incurred prior to the Effective Time in respect of such Employees or their covered dependents and all such expenses and benefits for each Non-Transferred Employee with respect to claims incurred after the Effective Time in respect of such Employees or their covered dependents.
Except for claims properly payable by an insurer of Seller after the Effective Time, Buyer shall be liable for all expenses and benefits with respect to claims incurred on or after the Effective Time in respect any Transferred Employees or their covered dependents in accordance with the terms of any applicable employee benefit plan of Buyer in which such Transferred Employees participate. For purposes of this Section 7.10, a


                                      A19
medical claim is deemed to be incurred when the medical services giving rise to such claim are performed.

              (c) Seller shall be responsible for any continuation of group health plan coverage required under Section 4980B of the Code or Sections 601-608 of ERISA with respect to a "qualifying event" (as defined in Section 49080B of the Code) incurred by an Employee or any other "qualified beneficiary" (as defined in Section 4980B of the Code) of any Employee on or prior to the Closing Date.

     7.11 Vacation Pay. Seller shall be responsible for all incurred and unpaid vacation pay to which the Transferred Employees are entitled as of the Effective Time and shall provide such Employees with payment in lieu thereof consistent with Seller's past practice. The Transferred Employees will receive credit for past service with Seller in determining the amount of paid vacation to which such Employees become entitled after the Effective Time. Transferred Employees shall not be permitted to carry over sick days not used prior to the Effective Time.

     7.12 Prior Service Credit; Pre-Existing Conditions. To the extent permitted by law (and, where applicable, the qualified plan provisions of the Code) Buyer agrees to credit the prior service of Transferred Employees withe Seller for all purposes under any employee benefit plans maintained by Buyer for the benefit of Transferred Employees, including eligibility, vesting, benefit accrual or entitlement; provided, however, that Buyer shall not be required to credit such service for any purposes, including eligibility, under any defined benefit pension plan or any sick pay plan. Buyer agrees to waive any waiting periods and any pre-existing condition limitations or exclusions with respect to Transferred Employees and their covered dependents and to credit covered expenses incurred by such Transferred Employees and their covered dependents during the plan year in which the Closing occurs for purposes of satisfying such plan year's deductibles, copayments or other limits under any group health benefits plan maintained by Buyer covering Transferred Employees.

     7.13 401(k) Plans. So long as Seller demonstrates to Buyer's satisfaction that Seller's 401(k) Plan is tax-qualified (and where applicable, tax exempt) under the Code, Buyer's 401(k) Plan shall accept, commencing January 1, 1999, rollovers of distributions from Seller's 401(k) Plan for electing Transferred Employees to the extent such distributions are eligible for rollover treatment under Section 402 of the Code.

     7.14 Employment Taxes. The parties agree that, to the extent permissible under applicable law (i) Buyer shall qualify for and function as a successor employer and utilize the alternative procedure under Revenue Procedure 96-60 with respect to the Transferred Employees for purposes of the Federal Insurance Contributions Act, as codified at 26 U.S.C. ss. 3101-3128, the
Federal Unemployment Tax Act, as codified at 26 U.S.C. ss. 3101-3311, and
(ii) to the extent that Buyer elects, it shall be treated as a successor employer under any applicable state unemployment compensation laws. Seller agrees to provide Buyer with such wage, tax, and other information as may reasonably be required for the foregoing purposes.

                                  ARTICLE VIII
                                  Termination

     8.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

             (a)     by mutual written consent of all parties;


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
          (b) by either Buyer or Seller and the Shareholders if any of the representations or warranties of the other party contained herein shall be inaccurate or untrue in any material respect and such inaccuracy cannot reasonably be expected to be cured prior to the Closing;

          (c) by either Buyer or Seller and the Shareholders if any obligation, term or condition to be performed, kept or observed by such other party hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in the Agreement;

          (d) by either Buyer or Seller and the Shareholders if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable;

          (e) by either Buyer or Seller and the Shareholders, if not then in material breach of any of its obligations hereunder, if the Closing has not occurred by December 31, 1998.

     Any termination pursuant to this Section 8.1 shall be effective upon notice thereof having been given to the non-terminating party in accordance with Section 9.2 hereof.

     No party hereto shall be liable to any other party hereto if this Agreement is terminated pursuant to Section 8.1(a) or (d).

                                   ARTICLE IX
                            Miscellaneous Provisions

     9.1 No Negotiations by Seller and the Shareholders. Unless and until this Agreement has been properly terminated pursuant to Article VIII hereof, neither Seller nor either Shareholder shall directly or indirectly, through any officer, director, agent, employee, representative or otherwise, make, solicit, initiate or encourage the submission of proposals or offers, or accept offers, from any person (including any of its officers or employees) relating to any recapitalization, merger, consolidation or other business combination involving Seller, any sale of all or a substantial portion of the assets of Seller, or the sale of any material equity interest in Seller (any of the foregoing, a "Competing Transaction"). During such period, neither Seller nor the Shareholders shall, directly or indirectly, participate in any negotiations regarding, furnish to any other person any information with respect to, or otherwise cooperate, assist or participate in, any effort or attempt by any third party to propose or effect any Competing Transaction. Seller and the Shareholders shall notify Buyer of any Competing Transaction or any inquiry relating to a possible Competing Transaction and shall deliver to Buyer any information furnished to or by any such third party.

     9.2 Notice. All notices, requests, demands and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and served either by personal delivery (which shall include delivery by Federal Express or similar services) to the party for whom it is intended or by being deposited postage prepaid, certified or registered mail, return receipt requested (or such form of mail as may be substituted therefor by postal authorities), in the United States mail, bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

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

     If to Buyer:                       With a copy to:

     Ablest Service Corp.               William Appleton, Esq.
     810 North Belcher Road             Baker & Hostetler LLP
     Clearwater, Florida 34625          312 Walnut Street
     Attn: W. David Foster              Suite 2650
                                        Cincinnati, Ohio 45202
                                        Phone: (513) 929-3403
                                        Fax: (513) 929-0303

     If to Shareholders or Seller:      With a copy to:

     c/o Kelly Wiberg                   Steve Kuhlmann
     9617 South Cordova                 Harding, Shultz & Down
     Highland Ranch, Colorado 80125     1200 17th Street, Suite 1950
                                        Denver, Colorado 80202-3357
                                        Phone: (303) 629-0300
                                        Fax: (303) 629-1429


     9.3 ENTIRE AGREEMENT. This Agreement, the Exhibits and the Disclosure Schedule embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings relative to said subject matter.

     9.4 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its representatives, successors and assigns, and Seller, its representatives, successors and assigns, and each Shareholder, his heirs, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other parties, except that Seller shall assign its rights hereunder, including all rights to the Base Earnout and the Additional Earnout, to the Shareholders upon dissolution of Seller.

     9.5 NO THIRD-PARTY BENEFICIARIES. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person (including, without limitation, any Employee who becomes a Transferred Employee), firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

     9.6 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     9.7 EXPENSES. Each of the parties hereto will bear its own costs and expenses (including legal, accounting and consulting fees and expenses) incurred in connection with this Agreement and the Asset Purchase.

     9.8 WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, rescinded or discharges (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.


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

     9.9 OTHER AND FURTHER COVENANTS. The parties shall, in good faith, execute such other and further instruments, assignments or documents as may be necessary for the consummation of the transactions contemplated by this Agreement, and shall assist and cooperate with each other in connection with these activities.

     9.10 GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Colorado, without regard to any such laws relating to choice or conflict of laws.

     9.11 PUBLIC ANNOUNCEMENTS. Neither Buyer nor Seller shall, without the prior written consent of the other, make any public announcement or any release to trade publications or to the press or make any statement to any competitor, customer or any other third party with respect to the transactions contemplated herein, except such announcement, release or statement necessary in the opinion of its counsel to comply with applicable requirements of law. The parties hereto agree that upon execution of this Agreement and on the Closing Date, they shall jointly prepare press releases for appropriate dissemination.



          [THE REMAINDER OF THIS PAGE IS IN INTENTIONALLY LEFT BLANK.]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

          SOFTWORKS INTERNATIONAL CONSULTING, INC.


          By:  KELLY S. WIBERG
             -------------------------------------
             President


          ABLEST SERVICE CORP.


          By:  /s/  W. DAVID FOSTER
             --------------------------------------
               W. David Foster, President


          SHAREHOLDERS:


          /s/  KELLY S. WIBERG
          ------------------------------------------
          Kelly S. Wiberg

          /s/  DOUGLAS POJAR
          ------------------------------------------
          Douglas Pojar

          /s/  TERRY SANGER
          ------------------------------------------
          Terry Sanger

          /s/  GREG MULROY
          ------------------------------------------
          Greg Mulroy

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